Exhibit 1.1

COMBIMATRIX CORPORATION

Common Stock and Warrants

PLACEMENT AGENT AGREEMENT

April 28, 2009

Emerging Growth Equities, Ltd.

1150 First Avenue  Suite 600

King of Prussia, Pennsylvania 19406

Ladies and Gentlemen:

CombiMatrix Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to certain investors (collectively, the “Investors”) up to an aggregate of 1,100,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and warrants (the “Warrants” and, together with the Shares, the “Securities”) to purchase up to an aggregate of 1,100,000 shares of Common Stock (the “Warrant Shares”). The Company desires to engage Emerging Growth Equities, Ltd. as its placement agent (the “Placement Agent”) in connection with the issuance and sale of the Securities to the Investors.

The Company confirms its agreement with the Placement Agent as follows:

1.                                       Agreement to Act as Placement Agent.

(a)           On the basis of the representations, warranties and agreements of the Company herein contained and subject to all of the terms and conditions of this Agreement, the Company engages the Placement Agent to act as its exclusive placement agent in connection with the issuance and sale of the Securities, and the Placement Agent hereby agrees, as an agent of the Company, to use reasonable efforts to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus (as defined below).

(b)           As compensation for the services rendered hereunder, upon the sale of any Securities by the Company under this Agreement, whether at a single closing or from time to time, the Company shall pay to the Placement Agent, by wire transfer of immediately available funds payable to the order of the Placement Agent, to an account or accounts designated by the Placement Agent, an amount equal to 7.0% of the gross proceeds received by the Company from each such sale of Securities (the “Fee”). The Placement Agent may, in its discretion, retain other brokers or dealers to act as subagents on the Placement Agent’s behalf in connection with the offering of the Securities, payment to whom shall be solely the responsibility of the Placement Agent.

(c)           This Agreement shall not give rise to a commitment by the Placement

Agent or any of its affiliates to underwrite or purchase any of the Securities or otherwise provide any financing, and the Placement Agent shall have no authority to bind the Company in respect of the sale of any Securities. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part. The sale of the Securities shall be made pursuant to purchase agreements (the “Purchase Agreements”).

2.             Delivery and Payment. Delivery and payment of the Securities sold to Investors shall be as provided in the Purchase Agreements. Each date of delivery and payment of any Securities shall be a “Closing Date.”

3.             Representations and Warranties of the Company. As of each Closing Date and as to the Securities sold on such Closing Date, the Company represents, warrants and covenants to the Placement Agent that:

(a)           The Company meets the requirements for the use of Form S-3 for a sale of the Securities by the Company, the registration statement (Registration No. 333-153434) on Form S-3 relating to the Securities being offered by the Company, including a base prospectus relating to the Securities being offered by the Company (the “Base Prospectus”) and such amendments thereof as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, and has been filed with and has been declared effective by the Commission, and the offering of the Securities by the Company complies with Rule 415 under the Act. A final prospectus supplement to the Base Prospectus relating to the Securities being offered by the Company and the offering thereof will be filed promptly by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations. Such registration statement at any given time, including the amendments thereto to such time and the documents and information incorporated by reference therein, the exhibits and any schedules thereto at such time, the documents otherwise deemed to be a part thereof or included therein by the Rules and Regulations, and any registration statement relating to the offering of Securities by the Company contemplated by this Agreement and filed pursuant to Rule 462(b) of the Rules and Regulations, is herein called the “Registration Statement.” The term “Prospectus Supplement” means the final prospectus supplement to the Base Prospectus relating to the Securities being offered by the Company and the offering thereof as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement, except that if such Base Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424(b) of the Rules and Regulations, the term “Prospectus” shall mean the Base Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the

“Exchange Act”), after the time the Registration Statement initially became effective (the “Effective Date”), the date of any preliminary prospectus or the date of the Prospectus, as the case may be, and deemed to be incorporated therein by reference. The term “Issuer Free Writing Prospectus” means an “issuer free writing prospectus” as defined in Rule 433 of the Rules and Regulations.

(b)           No order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and no stop order suspending the effectiveness of the Registration Statement (including any related registration statement filed pursuant to Rule 462(b) under the Act) or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission. On the Effective Date, on the date (if any) the Base Prospectus, the Prospectus Supplement, or the Prospectus are first filed with the Commission pursuant to Rule 424(b), at all times during the period through and including any Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did and will comply in all material respects with all applicable provisions of the Act, the Exchange Act, the rules and regulations under the Exchange Act (the “Exchange Act Rules and Regulations”), and the Rules and Regulations did and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations, and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement, the Base Prospectus or any such amendment or supplement thereto did or will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Base Prospectus or any amendment or supplement to the Base Prospectus, including the Prospectus Supplement, is filed with the Commission, the date of first use of the Prospectus Supplement, and any Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent specifically for inclusion in the Registration Statement, the Base Prospectus, the Prospectus Supplement or Prospectus or any amendment or supplement thereto.  The Company acknowledges that the statement set forth in the last sentence of the second paragraph under the heading “Plan of Distribution” in the Prospectus Supplement constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent specifically for inclusion in the Registration Statement, the Base Prospectus, the Prospectus Supplement, or the Prospectus or any amendment or supplement thereto.

(c)           The documents that are incorporated by reference in the Base Prospectus, the Prospectus Supplement and the Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations or the Exchange Act Rules and Regulations, as applicable.

(d)           No Issuer Free Writing Prospectus includes or shall include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified or includes or shall include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading. Without the prior written consent of the Placement Agent, the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations.

(e)           The financial statements and schedule included or incorporated by reference in the Registration Statement or the Prospectus present fairly in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, the Exchange Act Rules and Regulations or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Peterson Sullivan LLP (the “Accountants”), who have reported on such financial statements and schedule, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and rules of the Public Company Accounting Oversight Board (“PCAOB”). The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented in the Registration Statement.

(f)            Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to or on any Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any material change in the outstanding Common Stock of the Company (other than in connection with (A) the exercise of options to purchase the Company’s Common Stock granted pursuant to the Company’s stock option plans from the shares reserved therefor and (B) the exercise or conversion of outstanding warrants or debt (including interest), in each case as described or deemed included in or incorporated by reference into the Registration Statement), or any material and adverse effect on the Company and its subsidiaries, taken as a whole, or their respective businesses, properties, business prospects, conditions (financial or other) or results of operations, taken as a whole (such effect is referred to herein as a “Material Adverse Effect”) arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will any of them incur, except in the ordinary course of business as described in the Prospectus, any material liabilities or obligations, direct or contingent, nor has the Company or any of its Subsidiaries entered into nor will it enter into, except in the ordinary course of business as described in the Prospectus, any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

(g)           No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or any applicable stock exchange in connection with the offering of the Securities.

(h)           The Company has full corporate power and authority to enter into this Agreement and each Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms hereof. Each Purchase Agreement has been duly authorized and, as of the applicable Closing Date, will have been executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with the terms thereof. The performance of this Agreement and the Purchase Agreements and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, the articles of incorporation, by-laws or other organizational documents of the Company or any of its subsidiaries, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or any of its or their properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries.

(i)            The Company has not distributed, and will not distribute prior to any Closing Date, any offering material in connection with the offering and sale of the Securities other than any preliminary prospectuses, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act. Neither the Company nor any of its directors, officers or controlling persons has taken or will take, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted or will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(j)            The Common Stock is registered under Section 12(b) of the Exchange Act and is listed on the NASDAQ.

(k)           The Company and each of its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(l)            The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness; and (iii) are effective in all material respects to perform the functions for which they were established.

(m)          The Company is in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NASDAQ that pertain thereto that are effective and is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NASDAQ that pertain thereto upon the effectiveness of such provisions.

(n)           Except as disclosed in the Prospectus, including without limitation any materials incorporated by reference therein, there is no judicial, regulatory, arbitral or governmental proceeding pending to which the Company or any so its subsidiaries is a party or of which any property, operations or assets of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the Company or such subsidiary, could reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding is threatened or contemplated; and there has been no material development in or change to any such proceeding that has not been disclosed by the Company pursuant to Exchange Act Rules and Regulations.

4.             Agreements of the Company. The Company covenants and agrees with the Placement Agent as follows:

(a)           The Company will not, during such period as the Prospectus is required by law to be delivered in connection with sales of the Securities by the Company or a dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have objected thereto in good faith and on reasonable grounds.

(b)           During the term of this Agreement, the Company will notify the Placement Agent promptly, and will confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any preliminary prospectus, the Base Prospectus, the Prospectus Supplement or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement during the term of this Agreement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. During the term of this Agreement, if the Company has omitted any information from the Registration Statement pursuant to Rule 430A of the Rules and Regulations or has omitted any information from the Base Prospectus pursuant to Rule 430B or 430C of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A, Rule 430B or 430C, as applicable, and notify the Placement Agent promptly of all such filings.

(c)           The Company will not file any document under the Exchange Act or the Exchange Act Rules and Regulations before the termination of the offering of the Shares, if such document would be deemed to be incorporated by reference into the Prospectus, without first providing a copy of such document to the Placement Agent at least twenty-four (24) hours before the filing, unless the Company reasonably determines that a delay of twenty-four (24) hours would or could result in a violation of any federal or state law or applicable regulation.

(d)           If the Company does not report on Forms 10-K and 10-Q, the Company will make generally available to holders of its securities as soon as may be practicable, but in no event later than the Availability Date (as defined below), an earnings statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date that will satisfy the provisions of Section 11 (a) of the Act (including Rule158 of the Rules and Regulations). For the purpose of the preceding sentence, “Availability Date” means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 75th day after the end of such fourth fiscal quarter.

(e)           Before each Closing Date, the Company will take from time to time such actions as may be required to permit the Shares to continue to be listed and authorized for trading on the NASDAQ.

5.                                       Indemnification.

(a)           The Company agrees that it will indemnify and hold harmless the Placement Agent, the, partners, members, directors, officers and employees of the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Securities to any Investor and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

The Placement Agent agrees that it will indemnify and hold harmless the Company, the, partners, members, directors, officers and employees of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact that are: (1) contained in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading in the light of the circumstances in which they were made; and (2) furnished in writing to the Company by the Placement Agent expressly for inclusion in any preliminary prospectus, the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus.

This indemnity agreement will be in addition to any liability that the Placement Agent might otherwise have.

(b)           Any party that proposes to assert the right to be indemnified by the Company under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against the Company as the indemnifying party under this Section 5, notify the Company in writing of the commencement of such action, enclosing with such notice a copy of all papers served. If any such action is brought against any indemnified party and it notifies the Company of its commencement, the Company will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party who shall not, except with the consent of the indemnified party, be counsel to the Company. After notice from the Company to the indemnified party of its election to assume the defense, the Company will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party, unless: (1) a conflict or potential conflict is reasonably determined to exist (based on advice of counsel to the indemnified party) between the indemnified party and the Company (in which case the Company will not have the right to direct the defense of such action on behalf of the indemnified party); or (2) the Company fails to employ counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Company. It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the Company promptly as they are incurred. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(c)           If the indemnification provided for in this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a) and (b) of this Section 5 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then the Company, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement

Agent, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Placement Agent. The relative benefits received by the Company and the Placement Agent shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total Fee received by the Placement Agent pursuant to this Agreement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Placement Agent with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 5(c) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 5(c) shall be deemed to include, for purposes of this Section 5(c), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(c), in no case shall the Placement Agent be required to contribute any amount in excess of the Fee received by the Placement Agent pursuant to this Agreement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5(c), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 5(c), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 5(c).

(d)           The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the indemnified party, (ii) acceptance by the Investors of any of the Securities and payment therefor, or (iii) any termination of this Agreement.

6.                                       Termination.

(a)           Unless the term is extended in writing by the parties, this Agreement shall terminate upon the earlier of: (i) May 5, 2009; or (ii) upon mutual agreement of the parties.

(b)           Notwithstanding Section 6(a), the obligations of the Placement Agent under this Agreement and the ability of the Company to sell any Securities to Investors pursuant to a Prospectus that mentions Emerging Growth Equities, Ltd. may be terminated at any time on or prior to any Closing Date, by notice to the Company from the Placement Agent, without liability on the part of the Placement Agent to the Company, if in the sole judgment of the Placement Agent (i) a Material Adverse Effect shall have occurred, (ii) trading in any of the equity securities of the Company shall have been suspended or limited by the Commission or by the NASDAQ, (iii) trading in securities generally on the New York Stock Exchange, The Nasdaq Stock Market or the Amex shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange, by order of the Commission or any court or other governmental authority, or by the NASDAQ, (iv) a general banking moratorium shall have been declared by federal, New York State or California State authorities or any material disruption of the securities settlement or clearance services in the United States shall have occurred, or (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or material escalation of hostilities involving the United States, a declaration of a national emergency or war by the United States, or other calamity or crisis, either within or outside the United States, shall have occurred, the effect of which is such as to make it, in the sole judgment of the Placement Agent, impracticable or inadvisable to proceed with completion of the placement of the Securities.

(c)           If this Agreement is terminated pursuant to this Section 6 prior to the sale of any Securities, the Company shall not be under any liability to the Placement Agent except as provided in Section 5 hereof. If this Agreement is terminated pursuant to this Section 6 after the sale of any Securities, the Company shall be liable to pay any Fee with respect to the sale of such Securities that has occurred prior to such termination and shall otherwise be obligated as provided in this Agreement, including without limitation under Section 5 hereof.

7.             Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be: (1) mailed via nationally recognized overnight courier or delivered (a) if to the Company, at the offices of the CombiMatrix Corporation, 6500 Harbour Heights Pkwy., Suite #303, Mukilteo, WA 98275, Attention: Dr. Amit Kumar, Chief Executive Officer, or (b) if to the Placement Agent, at the offices of Emerging Growth Equities, Ltd., 1150 First Avenue, Suite 600, King of Prussia, Pennsylvania 19406, Attention: Gregory J. Berlacher; or (2) sent via facsimile with transmission receipt.

8.             Miscellaneous.

(a)           This Agreement shall inure to the benefit of and be binding upon the

Placement Agent, the Company, the controlling persons, partners, members, directors and officers referred to in Section 5(a), and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person.

(b)           For all purposes under this Agreement, the Company acknowledges that the statement set forth in the last sentence of the second paragraph under the heading “Plan of Distribution” in the Prospectus Supplement constitutes the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent specifically for inclusion in the Registration Statement, the Base Prospectus, the Prospectus Supplement, or the Prospectus or any amendment or supplement thereto.

(c)           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Placement Agent with respect to the subject matter hereof.

(d)           This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed entirely within such State.

(e)           This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(f)            In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g)           Each of the Company and the Placement Agent hereby waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the Placement Agent.

Very truly yours,

COMBIMATRIX CORPORATION

By:	/s/ SCOTT R. BURELL
Name: Scott R. Burell
Title: Chief Financial Officer, Secretary and Treasurer

Confirmed as of the date first above written:

EMERGING GROWTH EQUITIES, LTD.

By:	/s/ GREGORY J. BERLACHER
Name: Gregory J. Berlacher
Title: President and CEO